Exhibit 4(g)

                     AMENDMENT NO. 4 TO LOAN AGREEMENT


          This Amendment No. 4 to Loan Agreement (this
"Amendment") dated as of January 3, 1997 is entered into with reference to the Loan Agreement dated as of January 29, 1996, among Circus Circus Enterprises, Inc., a Nevada corporation
( Borrower ), the Banks party thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A. (to which Wells Fargo Bank, N.A. is successor by merger), Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch, and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Issuing Bank and Administrative Agent (as amended, the Loan Agreement ). The Loan Agreement referred to above has been amended by an Amendment No. 1 thereto dated as of April 15, 1996, an Amendment No. 2 thereto dated as of October 31, 1996 and an Amendment No. 3 thereto dated as of November 22, 1996. Terms defined in the Loan Agreement are used herein with the same meanings.

          Borrower and the Administrative Agent, acting with the consent of the Requisite Banks in accordance with Section 11.2 of the Loan Agreement, hereby amend the Loan Agreement as follows:

     1. Indebtedness and Contingent Guaranties. Section 6.10 of the Loan Agreement is hereby amended to read in full as follows
(with the added text underlined and in boldface type herein for the convenience of the reader):

          "6.10  Indebtedness and Contingent Guaranties.
     Create, incur, assume or suffer to exist any Indebtedness or Contingent Guaranty (other than Indebtedness of Restricted
     Subsidiaries to Borrower or another Restricted Subsidiary) if:

               (a) a Default or Event of Default then exists or would result therefrom, or

               (b) after giving effect thereto, the aggregate principal amount (without duplication) of (i) all Indebtedness (other than the Obligations, Subordinated Debt, Commercial Paper Debt and the amount, not to exceed $25,000,000, in the aggregate, of Borrower's net Indebtedness with respect to Swap Agreements entered into in the ordinary course of business) of Borrower and its Restricted Subsidiaries, plus (ii) the amount of all Contingent Guaranties to the extent that the same are quantified pursuant to the definition thereof (excluding Contingent Guaranties in an amount not to exceed $30,000,000 (Canadian dollars) in respect of Indebtedness of Windsor Casino Financial Limited) would exceed $500,000,000."

     2.   Conditions Precedent.  The effectiveness of this
Amendment shall be conditioned upon the receipt by the Administrative Agent of the following:

               (a) Counterparts of this Amendment executed by Borrower and the Administrative Agent, acting on behalf of the Banks;

               (b)  Written consents of each Significant
     Subsidiary, as guarantors under the Subsidiary Guaranty, to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment;
     and

               (c) Written consents to the execution, delivery and performance hereof from Banks constituting the Requisite
     Banks.

Representation and Warranty. Borrower represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

     3. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrower and the Administrative
Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                           CIRCUS CIRCUS ENTERPRISES, INC.


                         By   Clyde T. Turner

                                Clyde T. Turner, Chairman
                                [Printed Name and Title]



  BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent


                         By   Janice Hammond

                                Janice Hammond, Vice President
                                 [Printed Name and Title]

                         Exhibit A to Amendment

                    CONSENT OF SUBSIDIARY GUARANTORS

          This Consent, dated as of January 3, 1997, is delivered with reference to the Loan Agreement dated as of January 29, 1996 among Circus Circus Enterprises, Inc., the Banks party thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A. (to which Wells Fargo Bank, N.A. is successor by merger), Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Issuing Bank and Administrative Agent (as so amended pursuant to an Amendment No. 1 on April 15, 1996, an Amendment No. 2 on October 31, 1996, and an Amendment No. 3 on November 22, 1996, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Each of the undersigned hereby consents to the execution, delivery and performance by Borrower, the Banks and the Administrative Agent of Amendment No. 4 to the Loan
  Agreement dated as of January 3, 1997 and to the transactions contemplated therein.

          Each of the undersigned represents and warrants to the Administrative Agent and the Banks that there is no defense, counterclaim or offset of any type or nature to the Subsidiary Guaranty, and that the same remains in full force and effect.



  CIRCUS CIRCUS CASINOS, INC., a Nevada
                           corporation

                           By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



  SLOTS-A-FUN, INC., a Nevada
                           corporation


                         By    Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



                                EDGEWATER HOTEL CORPORATION, a Nevada
                           corporation


                           By Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]




COLORADO BELLE CORP., a Nevada
                           corporation


                         By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



                           NEW CASTLE CORP., a Nevada corporation


                           By Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



                           RAMPARTS, INC., a Nevada corporation


                         By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



                           CIRCUS CIRCUS MISSISSIPPI, INC., a
                           Mississippi corporation


                         By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]




PINKLESS, INC., a Nevada corporation


                         By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



                           NEW WAY, INC., a Nevada corporation


                         By   Glenn Schaeffer

                                Glenn W. Schaeffer, President
                                [Printed Name and Title]



                           CIRCUS CIRCUS DEVELOPMENT CORP., a
                           Nevada corporation


                         By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



                           GALLEON, INC., a Nevada corporation


                         By   Clyde T. Turner

                                Clyde T. Turner, President
                                [Printed Name and Title]



M.S.E. INVESTMENTS, INCORPORATED, a
                           Nevada corporation


                         By   Michael S. Ensign

                                Michael S. Ensign, President
                                [Printed Name and Title]



                           LAST CHANCE INVESTMENTS, INCORPORATED,
                           a Nevada corporation


                         By   William A. Richardson

                                William A. Richardson, President
                                [Printed Name and Title]



                           GOLDSTRIKE INVESTMENTS, INCORPORATED,
                           a Nevada corporation


                         By   David R. Belding

                                David R. Belding, President
                                [Printed Name and Title]


                           DIAMOND GOLD, INC., a Nevada
                           corporation


                         By   Peter Simon

                                Peter Simon, President
                                [Printed Name and Title]



OASIS DEVELOPMENT COMPANY, INC., a
                           Nevada corporation


                         By   Peter Simon

                                Peter Simon, President
                                [Printed Name and Title]



                           GOLDSTRIKE FINANCE COMPANY, INC., a
                           Nevada corporation


                         By   Michael S. Ensign

                                Michael S. Ensign, President
                                [Printed Name and Title]



  RAILROAD PASS INVESTMENT GROUP, a
                           Nevada Partnership

                           By:     M.S.E. INVESTMENTS,INCORPORATED
                           Its:    general partner

                           By    Michael S. Ensign

                                 Michael S. Ensign,President
                                 [Printed Name and Title]



JEAN DEVELOPMENT COMPANY, a Nevada
                           partnership

                           By:     M.S.E. INVESTMENTS,INCORPORATED
                           Its:    general partner

                           By   Michael S. Ensign

                                Michael S. Ensign,President
                                [Printed Name and Title]



                           JEAN DEVELOPMENT WEST, a Nevada
                           partnership

                           By:     M.S.E. INVESTMENTS,INCORPORATED
                           Its:    general partner

                              By   Michael S. Ensign

                                Michael S. Ensign, President
                                [Printed Name and Title]



                           NEVADA LANDING PARTNERSHIP, an
                           Illinois  partnership

                           By:     M.S.E. INVESTMENTS,INCORPORATED
                           Its:    general partner

                           By Michael S. Ensign

                                Michael S. Ensign, President
                                [Printed Name and Title]



GOLD STRIKE L.V., a Nevada partnership

                           By:     M.S.E. INVESTMENTS,INCORPORATED
                           Its:    general partner

                              By   Michael S. Ensign

                                Michael S. Ensign, President
                                [Printed Name and Title]



                           JEAN DEVELOPMENT NORTH, a Nevada
                           partnership

                           By:     M.S.E INVESTMENTS, INCORPORATED
                           Its:    general partner

                           By Michael S. Ensign

                                Michael S. Ensign,President
                                [Printed Name and Title]



                           LAKEVIEW GAMING PARTNERSHIPS JOINT
                           VENTURE, a Nevada partnership

                           By:     RAILROAD PASS INVESTMENT GROUP
                           Its:    general partner

                           By:     M.S.E. INVESTMENTS,INCORPORATED
                           Its:    general partner


                           By Michael S. Ensign

                                Michael S. Ensign, President
                                [Printed Name and Title]


                              CONSENT OF BANK

          This Consent of Bank is delivered with reference to the Loan Agreement dated as of January 29, 1996, among Circus Circus Enterprises, Inc., The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A. (now known as Wells Fargo Bank, N.A.), Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Issuing Bank and Administrative Agent.

          The Loan Agreement referred to above has been amended by an Amendment No. 1 thereto dated as of April 15, 1996, an Amendment No. 2 thereto dated as of October 31, 1996 and an Amendment No. 3 thereto dated as of November 22, 1996. References herein to the Loan Agreement mean the Loan Agreement, as so amended. Other capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 4 to Loan Agreement by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as a draft.



Bank of America NT&SA
[Typed/Printed Name of Bank]


By:   Jon Varnell

John Varnell, Managing Director
[Typed/Printed Name and Title]

Dated  January 3, 1997